EXHIBIT 10.29

Amendment #2 to the

Master Share Purchase Agreement

This Amendment #2 to the Master Share Purchase Agreement (this “Amendment”) is entered into as of January 23, 2014 (the “Effective Date”), among Endurance Singapore Holdings Pte. Ltd., a private limited company incorporated and existing under the laws of Singapore (“EIG Singapore”), Endurance Singapore Holdings 2 Pte. Ltd., a private limited company incorporated and existing under the laws of Singapore (“Singapore SPV”), MyInternet Media Limited, a company organized and existing under the laws of Ireland (“EIG TBD”), Endurance Web Solutions Private Limited, a company organized and existing under the laws of the Republic of India (“EIG India”), The Endurance International Group, Inc., a Delaware corporation (“EIG U.S.” and together with EIG Singapore, Singapore SPV, EIG TBD and EIG India, the “Buyers”), Directi Web Technology Pvt. Ltd., a company organized and existing under the laws of the Republic of India (“DWTPL”), P.D.R. Solutions FZC, a limited liability company organized in the Ras Al Khaimah Free Zone of the United Arab Emirates (“P.D.R.”) (each of DWTPL and P.D.R. is referred to herein as a “Company” and together as the “Companies”), Directi Web Technologies Holdings, a company organized and existing under the laws of the Republic of Mauritius (the “Seller”), Confluence Networks Inc., a corporation organized and existing under the laws of the British Virgin Islands (the “Other Assets Seller” and together with the Seller, the “Sellers”), EIG Investors Corp., a Delaware corporation (“EIG Corp”), Endurance International Group Holdings, Inc., a Delaware corporation (“EIG Holdings”), Directi Web Technologies FZC, a limited liability company organized in the Ras Al Khaimah Free Zone of the United Arab Emirates (“Directi Parent”), Bhavin Turakhia and Divyank Turakhia in their capacity as Guarantors (together the “Guarantors”), Bhavin Turakhia in his capacity as the Representative of the Seller (the “Representative”), Brijesh Harish Joshi (for the limited purpose set forth herein) and Webiq Domains Solutions Pvt Ltd (for the limited purpose set forth herein) (“WebIQ”). The Buyers, EIG Holdings, EIG Corp, DWTPL, P.D.R., the Sellers, the Guarantors and the Representative are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, EIG Singapore, EIG Holdings, EIG Corp, DWTPL, P.D.R., the Sellers, Directi Parent, the Guarantors and the Representative entered into that certain Master Share Purchase Agreement, dated August 11, 2013 (as amended by Amendment No. 1, dated December 23, 2013, the “Agreement”);

WHEREAS, Singapore SPV and EIG TBD became parties to the Agreement by entering into that certain Joinder to the Master Share Purchase Agreement, dated as of October 25, 2013, by and among the Parties;

WHEREAS, the Parties may mutually amend any provision of the Agreement at any time prior to the Closing pursuant to Section 11.9 of the Agreement; and

WHEREAS, the Parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.

Capitalized terms that are used but not otherwise defined in this Amendment shall have the meanings given to them in the Agreement

2. Joinder.

(a) Endurance Web Solutions Private Limited hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it shall (i) join and become a party to the Agreement as “EIG India”, an “Other Assets Buyer”, a “Buyer” and a “Party” thereunder, (ii) be bound by all terms, conditions, covenants, agreements, representations, warranties and acknowledgments in the Agreement applicable and attributable to EIG India, the Other Assets Buyers, the Buyers and the Parties and (iii) shall perform the obligations and duties of EIG India thereunder as if it was a signatory to the Agreement on the original date thereof.

(c) The Endurance International Group, Inc. hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it shall (i) join and become a party to the Agreement as “EIG U.S.”, an “Other Assets Buyer”, a “Buyer” and a “Party” thereunder, (ii) be bound by all terms, conditions, covenants, agreements, representations, warranties and acknowledgments in the Agreement applicable and attributable to EIG U.S., the Other Assets Buyers, the Buyers and the Parties and (iii) shall perform the obligations and duties of EIG U.S. thereunder as if it was a signatory to the Agreement on the original date thereof.

(d) Brijesh Harish Joshi hereby acknowledges, agrees and confirms that, by his execution of this Amendment, he shall (i) join and become a party to the Agreement solely for purposes of Section 1.11 as the initial “Nominee Shareholder”, (ii) be bound by all terms, conditions, covenants, agreements, representations, warranties and acknowledgments in Section 1.11 applicable and attributable to the Nominee Shareholder and (iii) shall perform the obligations and duties of Nominee Shareholder under Section 1.11 as if he were a signatory to the Agreement on the original date thereof.

(e) Webiq Domains Solutions Pvt Ltd hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it shall (i) join and become a party to the Agreement solely for purposes of Section 5.19(a) as “WebIQ”, (ii) be bound by all terms, conditions, covenants, agreements, representations, warranties and acknowledgments in Section 5.19(a) applicable and attributable to WebIQ and (iii) shall perform the obligations and duties of WebIQ under Section 5.19(a) as if it was a signatory to the Agreement on the original date thereof.

(f) The preamble of the Agreement is hereby amended to add EIG India and EIG U.S. to the definition of the “Buyers” and the “Parties”.

3. Modification of Buyers and Sellers.

(a) Sections 1.1(a) through (e) of the Agreement are hereby deleted in their entirety and replaced with the following new Sections 1.1(a) through (f):

“(a) Singapore SPV shall purchase from the Seller, and the Seller shall sell, convey, assign, transfer, and deliver all of the DWTPL Shares other than the Nominee Share to Singapore SPV free and clear of all Security Interests;

(b) EIG TBD shall purchase from Brijesh Harish Joshi, and Seller shall cause Brijesh Harish Joshi to sell, convey, assign, transfer, and deliver one (1) share of the capital of P.D.R. to EIG TBD, free and clear of all Security Interests;

(c) EIG Singapore shall purchase from the Seller, and the Seller shall sell, convey, assign, transfer, and deliver all of the P.D.R. Shares other than the one (1) share sold to EIG TBD pursuant to the immediately preceding clause (c) to EIG Singapore, free and clear of all Security Interests;

(d) EIG India shall purchase from Mahendra Turakhia, and Seller shall cause Mahendra Turakhia to sell, convey, assign, transfer, and deliver one (1) outstanding share of the share capital of Directi Services Private Limited, a company organized and existing under the laws of the Republic of India (the “DSPL Share”), to EIG India, free and clear of all Security Interests; and

(e) EIG India shall purchase from the Other Assets Seller, and the Other Assets Seller shall sell, convey, assign, transfer and deliver the India Other Assets owned by the Other Assets Seller to EIG India, free and clear of all Security Interests and liabilities.”

(f) EIG U.S. shall purchase from the Other Assets Seller, and the Other Assets Seller shall sell, convey, assign, transfer and deliver the Non-India Other Assets owned by the Other Assets Seller to EIG U.S., free and clear of all Security Interests and liabilities.”

(b) Section 2.4(a) of the Agreement is hereby amended by deleting the phrase “all of which are set forth on Section 3.2(a) of the Disclosure Schedule” from the first sentence and replacing it with the phrase “all of which are set forth on Section 3.2 of the Disclosure Schedule (other than the DSPL Share)”.

(c) Section 2.4(b) of the Agreement is hereby amended by deleting the reference to “Singapore SPV” from the second sentence and replacing it with a reference to “the Other Assets Buyers”.

(d) Section 3.10(b) of the Agreement is hereby amended by inserting the phrase “(other than the IP Address Blocks)” immediately after the reference to “all Other Assets” in clause (i).

(e) Section 6.1(a) of the Agreement is hereby amended by deleting clause (i) in its entirety and replacing it with the following new clause (i):

“(i) Certificates representing all of the Company Shares (other than the Nominee Share), duly endorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank together with a power of attorney from the Seller, Brijesh Harish Joshi and Mahendra Turakhia permitting the Buyers to complete and execute the Certificates or the instruments of transfer, or such other instruments executed by Seller, Brijesh Harish Joshi and Mahendra Turakhia as may be required by applicable Law, in each case which will permit the Buyers, as of immediately after the Closing to register the Company Shares (other than the Nominee Share) in the name of the Buyers,”

(f) Article IX is hereby amended by deleting the definitions of the terms “Company Shares” and “Other Assets” in their entirety and replacing them with the following new definitions:

“Company Shares” shall mean the DWTPL Shares, the P.D.R. Shares and the DSPL Share.

“Other Assets” shall mean the equipment and other assets that are owned by either Company or any Subsidiary or the Other Assets Seller at the Closing that are properly classified in the categories of equipment and other assets set forth on Section 10.1(b) of the Disclosure Schedule and the IP Address Blocks.

(g) Article IX is hereby amended by adding the following new defined term in appropriate alphabetical order:

“DSPL Share” shall have the meaning set forth in Section 1.1(d).

“EIG India” shall mean Endurance Web Solutions Private Limited.

“EIG U.S.” shall mean The Endurance International Group, Inc.

“India Other Assets” shall mean the Other Assets located in India, excluding any IP Address Blocks.

“IP Address Blocks” shall mean the Internet Protocol address blocks and subnets that are used by the Business and owned by the Other Assets Seller, as set forth on Schedule I.

“Non-India Other Assets” shall mean the Other Assets located in any jurisdiction outside of India, excluding the IP Address Blocks.

“Other Assets Buyers” shall mean EIG India and EIG U.S.

(h) The Schedules to the Agreement are hereby amended by deleting Schedule I in its entirety and replacing it with a new Schedule I in the form of Exhibit A to this Amendment.

4. Post-Closing Transfers.

(a) Article I is hereby amended by adding the following new Section 1.11:

“1.11 Post-Closing Transfers.

(a) As promptly as practicable following the Closing Date (and in any event, not more than 180 days following the Closing Date), Seller shall cause Brijesh Harish Joshi or any permitted transferee of the Nominee Share (Brijesh Harish Joshi or such permitted transferee, the “Nominee Shareholder”) to convey, assign, transfer, and deliver for no additional consideration one (1) DWTPL Share (the “Nominee Share”) to EIG India, free and clear of all Security Interests (the “Nominee Share Transfer”). From the Closing until the consummation of the Nominee Share Transfer, the Nominee Shareholder shall, and Seller shall cause the Nominee Shareholder to, (i) hold the Nominee Share for the exclusive benefit of EIG India, (ii) not sell, convey, assign or transfer any interest in the Nominee Share to any other person or cause or allow the Nominee Share to become subject to any Security Interest without the Buyers’ prior written consent (in their sole discretion), (iii) vote the Nominee Share as instructed by the Buyers, (iv) waive any economic rights associated with the Nominee Share and (v) if requested by the Buyers, cause any transferee of the Nominee Share to agree in writing with EIG India to be bound by the requirements of this Section 1.11.

(b) As promptly as practicable following the Closing Date, the Other Assets Seller shall convey, assign, transfer and deliver for no additional consideration the IP Address Blocks owned by the Other Assets Seller to EIG U.S., free and clear of all Security Interests and liabilities and execute and deliver any and all assignments, or other instruments of conveyance to transfer all right, title and interest in the IP Address Blocks to EIG U.S. (the “IP Address Block Transfer”). Without limiting any other obligation of the Sellers set forth in this Agreement, the Sellers shall use their Reasonable Best Efforts to obtain as promptly as practicable following the Closing Date, at their expense, any waivers, consents or approvals from ARIN, any Governmental Entities and other third parties, and to effect all registrations, filings and notices with or to ARIN, any Governmental Entities and other third parties, in each case that are required to consummate the IP Address Block Transfer, including collaborating in good faith with ARIN and EIG U.S. to obtain ARIN approval for the transfer of the IP Address Blocks to EIG U.S. and taking any and all actions as reasonably requested by EIG U.S. or as requested by ARIN to facilitate such transfer or approval. Effective as of the Closing and for any relevant period thereafter, the Other Assets Seller (i) shall not sell, convey, assign or transfer any interest in the IP Address Blocks to any other person or cause or allow the IP Address Blocks to become subject to any Security Interest without the prior written consent of the Buyers (in their sole discretion) and (ii) hereby grants to the Other Assets Buyer a perpetual, transferrable, irrevocable, worldwide, exclusive, fully paid-up, royalty-free right and license to use and sublicense the IP Address Blocks and any other rights of ownership in the IP Address Blocks, to the fullest extent permissible under ARIN requirements and standards and applicable Law. It is understood and agreed that any Damages arising from a failure to complete the IP Address Block Transfer as of the Closing or any prohibition, recision or restriction of the IP Address Block Transfer by ARIN or a Governmental Entity shall be indemnified pursuant to Section 7.1(b) (without regard to the level of efforts used in attempting to complete the IP Address Block Transfer).

(c) To the extent any representation or warranty of the Seller, the Other Assets Seller or the Companies set forth in Article II or Article III references:

(i) the “DWTPL Shares” or the “Company Shares”, (A) such representation and warranty as it applies to the Nominee Share shall also be made as of the date of the Nominee Share Transfer, including for purposes of Section 7.1 and (B) any references to “the Closing” or “the Closing Date” in such representation or warranty shall be deemed to reference “the Closing and the Nominee Share Transfer” or “the Closing Date and the date of the Nominee Share Transfer”, as applicable, when applied to the Nominee Share; or

(ii) the “Other Assets”, (A) such representation and warranty as it applies to the IP Address Blocks shall also be made as of the date of the IP Address Block Transfer, including for purposes of Section 7.1 and (B) any references to “the Closing” or “the Closing Date” in such representation or warranty shall be deemed to reference “the Closing and IP Address Block Transfer” or “the Closing Date and the date of the IP Address Block Transfer”, as applicable, when applied to the IP Address Blocks.”

(b) Section 6.1(a) is hereby amended by deleting clause (ii) in its entirety and replacing it with the following new clause (ii):

(ii) bills of sale and such other instruments of conveyance (such as assigned certificates or documents of title) as the Buyers may reasonably request in order to effect the sale, conveyance, assignment and transfer (A) to EIG India of valid ownership of the India Other Assets owned by the Other Assets Seller and (B) to EIG U.S. of valid ownership of the Non-India Other Assets owned by the Other Assets Seller, in each case free and clear of all Security Interests and liabilities and”

5. Purchase Price Adjustments.

(a) Section 1.5(a) is hereby amended by deleting the first two sentences in their entirety and replacing them with the following sentence:

“Not later than three (3) business days prior to the Closing Date, the Seller shall prepare and deliver to the Buyers a statement setting forth the Seller’s good faith estimate of (i) the Estimated Closing Cash Payment and (ii) if the IPO Closing or a Change of

Control of EIG Holdings occurs prior to the Closing and the Seller has not made an election to receive the Closing Promissory Note in lieu of the Additional Closing Payment, the Additional Closing Payment (the “Estimated Additional Closing Payment”), in each case, setting forth each component thereof together with all material relevant backup materials, in detail reasonably acceptable to the Buyers (collectively the “Estimated Closing Consideration Statement”), and a certificate of the Chief Executive Officer and Chief Financial Officer of the Seller that the Estimated Closing Consideration Statement was prepared reasonably and in good faith in accordance with Applicable Accounting Principles applied consistently with the past practices of the Business (to the extent such past practices are consistent with Applicable Accounting Principles).”

(b) Section 1.5(b) is hereby amended by deleting the phrase “ninety (90) calendar days after the Closing Date” in the first sentence and replacing it with the phrase “sixty (60) calendar days after the Closing Date (or, if later, five (5) calendar days after the determination of the Working Capital Target)”.

(c) Section 1.5(g)(i)(A) is hereby amended by deleting the provision in its entirety and replacing it with the following new Section 1.5(g)(i)(A):

“(A) if the amount of the Closing Cash Payment exceeds the Estimated Closing Cash Payment, then, within five (5) Business Days, the Buyers will pay to the Seller an amount in cash equal to 50% of such excess and deliver to Seller a number of shares of EIG Holdings Common Stock equal to 50% of such excess divided by the IPO Price, subject to the terms of Section 1.7(b); or”

(d) Section 1.5(g) is hereby amended by inserting the following sentence at the end of such Section:

“Notwithstanding anything to the contrary in this Section 1.5(g), no payment, adjustment or offset shall be made under this Section 1.5(g) until the Buyers and the Representative have agreed in writing to the amount of the Working Capital Target.”

(e) Section 1.6(c) is hereby amended by deleting the provision in its entirety and replacing it with the following new Section 1.6(c):

(c) Subject to the restrictions and limitations set forth in Article VII and in the Escrow Agreement, at the close of business on the Representation and Warranty Expiration Date, any then-remaining Available Escrow Fund shall be released to the Seller; provided that in the event that the Nominee Share Transfer has not been completed by the Representation and Warranty Expiration Date, the release of funds shall be reduced by the lesser of (i) the full amount of such funds to be released or (ii) the Holdback Amount. Thereafter, if at any time there is any then-remaining Available Escrow Fund, such amount shall be promptly released to the Seller as soon as it becomes available in accordance with Article VII and in the Escrow Agreement; provided that in the event that the Nominee Share Transfer has not been completed by the date of such release, funds shall only be released to the extent the Available Escrow Fund exceeds the

Holdback Amount. If any portion of the Available Escrow Fund is withheld pending the completion of the Nominee Share Transfer, such amount shall be released to the Seller promptly upon the completion of the Nominee Share Transfer in accordance with this Agreement.”

(f) Section 1.7(b) is hereby amended by deleting the provision in its entirety and replacing it with the following new Section 1.7(b):

“(b) If an IPO Closing occurs prior to the Closing, the Seller may make an election to have (x) a portion of the Estimated Closing Cash Payment of up to 50% of the Closing Revenues set forth in the Estimated Closing Consideration Statement and (y) up to 50% of the Additional Closing Payment (if the Seller elects to receive the Additional Closing Payment in lieu of the Closing Promissory Note) satisfied by the delivery of shares of EIG Holdings Common Stock which shall be valued for this purpose at the IPO Price (a “Share Settlement”). At least ten (10) NASDAQ trading days prior to the anticipated IPO Date Buyers shall deliver (which delivery may be effected by electronic mail) to the Representative written notice identifying the anticipated IPO Date and requesting that the Representative notify the Buyers of its election with respect to any Share Settlement. The Representative will have two (2) NASDAQ trading days from the date of delivery of such notice to deliver (which delivery can be made by electronic mail) to the Buyers a written response notifying the Buyers of Seller’s election as to any Share Settlement, provided that, if a Share Settlement is elected or if Seller receives shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A), the Buyers shall adjust the amount of the Estimated Closing Cash Payment, the amount of any Additional Closing Payment or the amount of any payment to be made by the Buyers pursuant to Section 1.5(g)(i)(A) in each case paid in cash so that (i) only whole shares of EIG Holdings Common Stock are issued in any Share Settlement or payment in shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A) and (ii) in the aggregate, not more than nineteen percent (19%) of the outstanding shares of EIG Holdings Common Stock as of the date of this Agreement (adjusted for any stock splits, stock dividends or similar events after the date of this Agreement) are issued in the Share Settlement or in any payment in shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A) or other transaction contemplated by this Agreement. If the Buyers do not receive within such period a written response electing a Share Settlement, the right to make such election shall terminate. If the Representative elects a Share Settlement as to any portion of the Estimated Closing Cash Payment or the Additional Closing Payment or receives shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A), and if the Representative so requests, the Buyers shall cause to be delivered to the Seller as promptly as reasonably practicable after the Closing (or, in the case of a payment to be made by the Buyers pursuant to Section 1.5(g)(i)(A), after the date of such payment) a certificate issued in the name of the Seller representing the shares of EIG Holdings Common Stock issued to the Seller pursuant to the Share Settlement or payment in shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A). The Buyers agree to execute such documents as the transfer agent for EIG Holdings Common Stock may reasonably request to effectuate any such delivery in connection with a Share Settlement or payment in shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A).”

(g) Section 1.7(c) is amended by deleting the provision in its entirety and replacing it with the following new Section 1.7(c):

“(c) In the event that Seller elects a Share Settlement or receives shares of EIG Holdings Common Stock pursuant to Section 1.5(g)(i)(A), the Seller agrees that it will not, without the prior written consent of the managing underwriter or underwriters of the IPO, during the period commencing on the date of the preliminary prospectus used in connection with the road show relating to the IPO, and ending one hundred eighty (180) days after the offering date set forth on the final prospectus used to sell shares of EIG Holdings Common Stock in the IPO, will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of EIG Holdings Common Stock, or any options or warrants to purchase any shares of EIG Holdings Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of EIG Holdings Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC. The foregoing restriction is expressly agreed to preclude the Seller from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any shares of EIG Holdings Common Stock even if such shares would be disposed of by someone other than the Seller. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the shares of EIG Holdings Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. The managing underwriter or underwriters in connection with such registration are intended third party beneficiaries of this Section 1.7(c) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Seller further agrees to execute such agreements as may be reasonably requested by the managing underwriter or underwriters in connection with the IPO that are consistent with this Section 1.7(c) or that are necessary to give further effect thereto and the Seller agrees that any certificates in the name of the Seller representing the shares of EIG Holdings Common Stock issued to the Seller pursuant to the Share Settlement or Section 1.5(g)(i)(A) may be retained by the Buyers until the Seller has executed such agreements.”

(h) Section 5.17 is hereby amended by deleting the provision in its entirety and replacing it with the following new Section 5.17:

“5.17 Elimination of Intercompany Arrangements. The Companies, Directi Parent and the Guarantors shall take all actions necessary to cause all contracts, agreements and arrangements and all resulting payables, receivables, liabilities and other obligations between the Companies, on the one hand, and any of their Affiliates (other than the Companies and their Subsidiaries), on the other hand, to be settled, unwound, cancelled, or terminated, as applicable, as of the Closing, except to the extent (a) expressly provided for herein, (b) expressly provided for in the Transition Services Agreement or (c) set forth on Schedule II (it being understood and agreed that any liability, account payable or obligation owed by any of the Companies or their Subsidiaries must be identified individually on Schedule II); provided that after the Closing, the Companies and their Subsidiaries shall not be required to pay or satisfy any such payables, liabilities or other obligations until any such receivables have been paid (after which all such payables, liabilities and other obligations shall be due and payable in accordance with their terms).”

(i) Section 5.19 is hereby amended by deleting the provision in its entirety and replacing it with the following new Section 5.19:

“5.19 Domain Services.

(a) For 18 months after the Closing, Webiq Domains Solutions Pvt Ltd (“WebIQ”) shall, and Seller shall cause WebIQ to, continue to purchase and/or register domains on behalf of P.D.R. and to sell or transfer such domains to P.D.R. at a price equal to WebIQ’s actual costs incurred in obtaining such domains (without any markup for internal charges), in each case in the same manner (including volume, timing, advance deposits and resources used) and on the same terms as such transactions were conducted during the six months prior to the Closing. The 18 month term shall automatically renew for successive 18 month terms unless earlier terminated in writing by the Buyers. The Buyers may terminate this Section 5.19(a) upon 30 days’ written notice to the Seller. Upon any termination, WebIQ shall return any remaining funds deposited with WebIQ for purposes of purchasing or registering domains on behalf of P.D.R.

(b) From the Closing until PDR is accredited with the appropriate registry to purchase or register such domains independently, Seller shall cause Directi Internet Solutions Pvt. Ltd., or such other affiliate of Seller that is accredited with the appropriate registry to purchase or register such domains (“DISPL”) to continue to purchase and/or register domains under the top level domain “.es” on behalf of P.D.R. and to sell or transfer such domains to P.D.R. at a price equal to DISPL’s actual costs incurred in obtaining such domains (without any markup for internal charges), in each case in the same manner (including volume, timing, advance deposits and resources used) and on the same terms as such transactions were conducted during the six months prior to the Closing. The Buyers may terminate this Section 5.19(b) upon 30 days’ written notice to the Seller. Upon any termination, DISPL shall return any remaining funds deposited with DISPL for purposes of purchasing or registering domains on behalf of P.D.R.”

(j) Article IX is hereby amended by deleting the definition of the term “Closing Cash Payment” in its entirety and replacing it with the following new definition:

“Closing Cash Payment” shall mean (i) the Closing Revenues plus (ii) the Other Assets Closing Value plus (iii) Closing Cash, minus (iv) any Indebtedness of the Companies or their Subsidiaries outstanding at the Closing minus (v) the Company Transaction Expenses plus (vi) any Working Capital Excess minus (vii) any Working Capital Shortfall minus (viii) the Advance Payment, as determined in accordance with the provisions of Section 1.5 (b)-(f).

(k) Article IX is hereby amended by adding the following new defined terms in appropriate alphabetical order:

“Estimated Closing Cash Payment” shall mean (i) the Closing Revenues minus (ii) the Advance Payment, as estimated by the Seller pursuant to Section 1.5(a).

“Holdback Amount” shall mean $500,000.

“Working Capital” shall mean the current assets of the Business associated with the line items set forth on Schedule II minus the current liabilities of the Business associated with the line items set forth on Schedule II minus any payables or liabilities (whether or not current) owed by the Companies to any of their Affiliates (other than the Companies and their Subsidiaries) that survive the Closing, including pursuant to Section 5.17(c), in each case calculated in accordance with Schedule II as of immediately before, and without giving effect to, the Closing.

“Working Capital Excess” shall mean the amount, if any, by which the Working Capital exceeds the Working Capital Target.

“Working Capital Shortfall” shall mean the amount, if any, by which the Working Capital Target exceeds the Working Capital.

“Working Capital Target” shall mean an amount to be mutually agreed in writing between the Buyers and the Representative prior to any payment pursuant to Section 1.5(g). The Buyers and the Representative shall negotiate in good faith to agree on a Working Capital Target within forty-five (45) calendar days of the Closing.

(l) The Schedules to the Agreement are hereby amended by adding a new Schedule II in the form of Exhibit B to this Amendment.

6. Modification of Issuer of the Closing Promissory Note. All references to the issuance, execution and/or delivery of the Closing Promissory Note by Singapore SPV shall hereby be amended to provide for the issuance, execution and/or delivery of the Closing Promissory Note by EIG Holdings as follows:

(a) Sections 1.3(b), 1.3(c), 1.4(d) and 6.2(d) of the Agreement is hereby amended by replacing each reference to the term “Singapore SPV” with the term “EIG Holdings”.

(b) Article IX of the Agreement is hereby amended by deleting the definitions of the terms “Closing Promissory Note,” “EIG Singapore Note Guarantee,” “Singapore Charge” and “Singapore Guarantee” in their entirety and replacing them with the following new definitions:

“Closing Promissory Note” shall mean the Secured Promissory Note, in the form of Exhibit A, made by EIG Holdings in favor of Seller payable in the amount of the Original Principal Amount (as defined in the Closing Promissory Note).

“EIG Singapore Note Guarantee” shall mean the unconditional and irrevocable guarantee made by EIG Singapore in favor of the Seller of the payment of the amounts owed by EIG Holdings under the Closing Promissory Note in form and substance satisfactory to Sellers in their sole discretion (but subject to the provisions of the existing credit facility to which EIG Singapore is subject).

“Singapore Charge” shall mean the charge agreement pursuant to which EIG Singapore will charge the shares of Singapore SPV to secure the Singapore Guarantee.

“Singapore Guarantee” shall mean the guarantee agreement pursuant to which EIG Singapore will guarantee the payment obligations of EIG Holdings under the Closing Promissory Note.

(c) Section 11.14(f) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 11.14(f):

“EIG Holdings shall issue the Closing Promissory Note if required under Section 1.4 .”

(d) Exhibit A to the Agreement (Form of Closing Promissory Note) shall be amended such that the defined term “Maker” shall refer to “Endurance International Group Holdings, Inc., a Delaware corporation.”

7. Representations Regarding Other Assets.

(a) Section 3.9 (a) of the Agreement is hereby amended by (i) deleting each instance of the phrase “Each Company and each Subsidiary” and replacing it with the phrase “Each Company, each Subsidiary and the Other Assets Seller” and (ii) adding the following language at the end of such Section:

“All Taxes that the Other Assets Seller was required to pay with respect to procurement, owning and using Other Assets in India have been duly and properly paid to the appropriate Government Entity and the Other Assets Seller has complied with all information reporting and compliances prescribed by the applicable law. Transfer of the Other Assets by the Other Asset Seller is not in violation of Section 38 of the Maharashtra Value Added Tax Act, 2002.”

(b) Section 3.9(g) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 3.9(g):

“There are no liens or other encumbrances with respect to the Taxes upon any of the Other Assets or the assets or properties of the Business, either Company or any Subsidiary, other than with respect to Taxes not yet due and payable.”

(c) Section 3.10(b) of the Agreement is hereby amended by adding the following language at the end of such Section:

“Prior to the Closing, the Seller shall deliver to the Buyers a supplement to Section 3.10(b) of the Disclosure Schedule that lists individually all Other Assets, indicating the location, cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of December 31, 2013. At the Closing, there shall be no capital gains on any Other Asset for purposes of any Taxes, and none of the Sellers shall report any capital gain with respect to any Other Asset on any Tax Return or any other document provided to any Governmental Entity at any time. The allocation of the consideration payable with respect to the Other Assets set forth set forth in Section 1.3 of the Disclosure Schedule shall not exceed the book value of the Other Assets as of the Closing.”

(d) Section 7.1(a) of the Agreement is hereby amended by deleting the phrase “the Seller or either Company” and replacing it with the phrase “the Seller, the Other Assets Seller or either Company”.

(e) Section 7.1(b) of the Agreement is hereby amended by deleting the phrase “the Seller or any Guarantor” and replacing it with the phrase “the Seller, the Other Assets Seller or any Guarantor”.

(f) Section 7.1(c) of the Agreement is hereby amended by deleting each instance of the phrase “either Company” and replacing it with the phrase “either Company or the Other Assets Seller”.

(g) Section 7.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 7.1(d):

“(d) any liabilities, penalties, expenses or obligations resulting from or relating to the following Taxes: (i) any Taxes for any taxable period ending (or deemed pursuant to Section 5.12(b) to end) on or before the Closing Date due and payable by either Company, any Subsidiary or the Other Assets Seller; (ii) any Taxes for which either Company or any Subsidiary has any liability under U.S. Treasury Regulations Section 1.1502-6 or under any comparable or similar provision of state, local or foreign laws as a result of being a member of an affiliated, consolidated, combined, unitary or similar group on or prior to the Closing Date; (iii) any Taxes for which either Company, any Subsidiary or the Other Assets Seller has any liability as a transferee or successor, pursuant to any contractual obligation or otherwise, which Tax is related to the operations of either Company, any Subsidiary or the Other Assets Seller on or prior to the Closing Date or an event or transaction occurring before the Closing including the Business Transfer or the transfer of the Business to the Companies by DISPL or any Affiliate thereof; (iv) any Taxes for any taxable period (including periods ending after the Closing Date) due and payable by either Company or any Subsidiary and arising from actions taken to facilitate the Business Transfer or the transfer of the Business to the Companies by DISPL or any Affiliate thereof, including any changes to the capital structure of either Company or any Subsidiary, (v) any losses incurred by the Buyers by reason of declaration of transfer of assets or liabilities by DISPL to the Companies or transfer of

Other Assets by the Other Assets Sellers to the Buyers as void under Section 281 of the (Indian) Income-Tax Act, 1961 or Section 38 of the Maharashtra Value Added Tax Act, 2002; and (vi) the Seller’s portion of any Transfer Taxes (as set forth in Section 5.12(a)) arising in connection with the consummation of the transactions contemplated by this Agreement whether levied on the Buyers, the Seller, either Company, any Subsidiary, or any of their respective Affiliates;”

(h) Section 7.1(e) of the Agreement is hereby amended by (i) deleting the reference to “Seller’s” and replacing it with a reference to “Sellers’”, (ii) inserting the phrase “or value added tax” immediately before the parenthetical “(or any other Taxes) and (iii) deleting the reference to “assesse” and replacing it with a reference to “assessee”.

8. Modification of Security Package.

(a) Section 5.16 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 5.16:

“Section 5.16 Security Package. No later than December 19, 2013, each of the relevant Parties shall deliver, and EIG Corp shall cause each relevant Party that is a subsidiary to cause to be delivered, in form and substance satisfactory to the Sellers in their sole discretion (but subject to the provisions of the existing credit facility to which EIG Holdings, EIG Corp and EIG Singapore is subject) and to perform, (a) the EIG Singapore Note Guarantee, (b) the Singapore Charge, (c) the original share certificates or other evidence of share ownership of the equity interests subject to the Singapore Charge; (d) appropriate transfer powers in respect of the equity interests subject to the Singapore Charge, and (e) such other documents, filings, agreements or other documentation necessary or advisable to effectuate the guarantee of the payment obligations under the Closing Promissory Note and to enforce such guarantee against the applicable maker and enforce the pledge of the equity interests subject to the Singapore Charge pursuant to the laws of the applicable jurisdictions (collectively, the “Security Package”).”

(b) Article IX is hereby amended by deleting the definition of the term “EIG Holdings Note Guarantee” in its entirety.

(c) Section 11.4 is hereby amended by replacing the reference to the term “EIG Holdings Note Guarantee” with the term “Closing Promissory Note”.

9. Filings required to Effect Director Resignations. Section 5.2 of the Agreement is hereby amended by adding the following new Section 5.2(c):

“(c) To the extent any filing with, notice to or consent from any Governmental Entity is required to give effect to the resignations delivered pursuant to Section 6.1(h), Seller shall make such filing, give such notice or use its reasonable best efforts to obtain such consent, as applicable, as promptly as practicable after the Closing; provided that any notice to, or filing or correspondence with the applicable Governmental Authority shall be in a form reasonably acceptable to the Buyers. To the extent any resignation delivered pursuant to Section 6.1(h) is deemed effective after the Closing Date pursuant to applicable Law, the Seller shall cause the applicable director or officer not to take any action in such capacity without the prior written consent of the Buyers.”

10. Payment of Taxes for Business Transfer. Section 5.15 of the Agreement is hereby amended by adding the following language at the end of such Section:

“As promptly as practicable (and in any event no more than 60 days) after the Closing Date, the Seller shall pay any unpaid Taxes, including any unpaid stamp duty, on the transactions constituting the Business Transfer and shall complete any process required to amend, supplement or correct any Taxes previously paid with respect to the Business Transfer. The Seller shall keep the Buyers reasonably informed with respect to any correspondence with any Governmental Entity regarding any unpaid Taxes owed in conjunction with the Business Transfer and, if reasonably requested by the Buyers, shall cooperate with the Buyers to allow the Buyers to settle any unpaid Taxes with any Governmental Entity on the Seller’s behalf (any payments made by the Buyers in settlement of such Taxes to be subject to indemnification pursuant to Section 7.1(b)).”

11. Other Amendments.

(a) The Agreement is hereby amended by deleting each reference to the entity “Directi Web Technologies Holdings, Inc.” and replacing it with a reference to “Directi Web Technologies Holdings”.

(b) Article IX is hereby amended by deleting the reference to “Section 3.25(i)” from the definition of the term “Restricted Countries” and replacing it with a reference to “Section 3.24(i)”.

12. Miscellaneous.

(a) Except as specifically amended herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import, shall mean and be a reference to the Agreement, as amended hereby.

(b) All matters arising out of or relating to this Amendment and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(c) The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of the Amendment.

(d) This Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed as of the Effective Date set forth in the first paragraph.

ENDURANCE SINGAPORE HOLDINGS PTE. LTD.:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Director

ENDURANCE SINGAPORE HOLDINGS 2 PTE. LTD.:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Director

MYINTERNET MEDIA LIMITED:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Director

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Chief Legal Officer

[Signature Page to Amendment #2 to MSPA]

EIG INVESTORS CORP.:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Chief Legal Officer

ENDURANCE WEB SOLUTIONS PRIVATE LIMITED:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Director

THE ENDURANCE INTERNATIONAL GROUP, INC.:

/s/ David C. Bryson
By:	David C. Bryson
Title:	Chief Legal Officer

[Signature Page to Amendment #2 to MSPA]

DIRECTI WEB TECHNOLOGY PVT. LTD.:

/s/ Bhavin Turakhia
By:	Bhavin Turakhia
Title:	Director

P.D.R. SOLUTIONS FZC:

/s/ Brijesh Joshi
By:	Brijesh Joshi
Title:	Director

DIRECTI WEB TECHNOLOGIES HOLDINGS:

/s/ Brijesh Joshi
By:	Brijesh Joshi
Title:	Director

CONFLUENCE NETWORKS INC.:

/s/ Brijesh Joshi
By:	Brijesh Joshi
Title:	Director

[Signature Page to Amendment #2 to MSPA]

DIRECTI WEB TECHNOLOGIES FZC:

/s/ Brijesh Joshi
By:	Brijesh Joshi
Title:	Director

WEBIQ DOMAINS SOLUTIONS PVT LTD:

/s/ Bhavin Turakhia
By:	Bhavin Turakhia
Title:	Director

/s/ Bhavin Turakhia
Bhavin Turakhia (in his capacity as both a Guarantor and the Representative)

/s/ Divyank Turakhia
Divyank Turakhia

/s/ Brijesh Harish Joshi
Brijesh Harish Joshi (in his capacity as the Nominee Shareholder)

[Signature Page to Amendment #2 to MSPA]

Exhibit A

Schedule I

IP Address Blocks

RIPE:	5.100.152.1/21
APNIC-1:	103.21.58.0/23
ARIN-1:	208.91.198.0/23
ARIN-2:	199.79.62.0/23
ARIN-3:	204.11.58.0/23
ARIN-4:	162.210.70.0/23
ARIN-5:	162.222.226.0/23

Exhibit B

Schedule II

Working Capital Calculation